Exhibit 99.1

PACKAGING CORPORATION OF AMERICA REPORTS FIRST QUARTER 2022 RESULTS

Lake Forest, IL, April 25, 2022 – Packaging Corporation of America (NYSE: PKG) today reported first quarter 2022 net income of $254 million, or $2.70 per share, and net income of $256 million, or $2.72 per share, excluding special items. First quarter net sales were $2.1 billion in 2022 and $1.8 billion in 2021.

Diluted earnings per share attributable to Packaging Corporation of America shareholders

	Three Months Ended
	March 31,
	2022	2021	Change
Reported Diluted EPS	$2.70	$1.75	$0.95
Special Items Expense (1)	0.02	0.02	—
Diluted EPS excluding Special Items	$2.72	$1.77	$0.95

(1) For descriptions and amounts of our special items, see the schedules with this release.

Reported earnings in the first quarter of 2022 include special items primarily for certain costs at the Jackson, AL mill for paper-to-containerboard conversion related activities.

Excluding special items, the $.95 per share increase in first quarter 2022 earnings compared to the first quarter of 2021 was driven primarily by higher prices and mix $1.83 and volume $.23 in the Packaging segment, higher prices and mix in the Paper segment $.15, a lower share count resulting from share repurchases $.03, and lower interest expense $.02. These items were partially offset by higher operating costs ($.71), higher freight and logistics expenses ($.27), higher converting costs ($.11), higher depreciation expense ($.07), lower volume in the Paper segment ($.06), higher scheduled outage expenses ($.05), a higher tax rate ($.03), and other costs ($.01).

Results were $.22 above first quarter guidance of $2.50 per share primarily due to higher prices and mix and higher volumes in both the Packaging and Paper segments, operating cost improvements from efficiency and usage initiatives, and favorable weather conditions.

Financial information by segment is summarized below and in the schedules with this release.

	(dollars in millions)
	Three Months Ended
	March 31,
	2022	2021
Segment income (loss)
Packaging	$362.2	$257.9
Paper	22.4	8.7
Corporate and Other	(28.1)	(28.3)
	$356.5	$238.3

Segment income (loss) excluding special items
Packaging	$363.0	$260.0
Paper	23.7	9.8
Corporate and Other	(28.1)	(28.3)
	$358.6	$241.5

EBITDA excluding special items
Packaging	$463.9	$352.1
Paper	29.0	15.8
Corporate and Other	(25.7)	(26.1)
	$467.2	$341.8

In the Packaging segment, total corrugated products shipments with one additional workday were up 2.9% and shipments per day were up 1.3% over last year’s first quarter. Containerboard production was 1,233,000 tons, and containerboard inventory was down 4,000 tons from the fourth quarter of 2021 and up 23,000 tons compared to the first quarter of 2021. In the Paper segment, sales volume was up 2,000 tons from the fourth quarter of 2021 and down 32,000 tons compared to the first quarter of 2021.

Commenting on reported results, Mark W. Kowlzan, Chairman and CEO, said, “Packaging segment demand remained very strong in the first quarter as we set a new all-time record for total box shipments and new first quarter records for box shipments per day and for containerboard volume. We also had excellent execution of implementing previously announced price increases in both our Packaging and Paper segments. The scheduled maintenance outages in our mills went well, and both machines at our Jackson, Alabama mill produced containerboard the entire quarter. However, with strong internal and external demand, we ended the quarter once again with containerboard inventory below our targeted and historical levels. Although we still face unprecedented inflationary headwinds, our incessant focus on operational efficiency, cost reduction initiatives, and capital project execution contributes greatly to minimize this impact and maximize our operating margins.”

"Looking ahead as we move from the first and into the second quarter,” Mr. Kowlzan added, “we expect demand in our Packaging segment to remain very strong, and we will continue implementing the previously announced price increases in both our Packaging and Paper segments. Scheduled outage costs, which include an outage at our International Falls mill that will result in lower Paper segment sales volume, will be higher compared to the first quarter. We also anticipate continued inflation with freight and logistics expenses as well as most of our operating costs, although recycled fiber prices should be slightly lower. Considering these items, we expect second quarter earnings of $2.83 per share."

We present various non-GAAP financial measures in this press release, including diluted EPS excluding special items, segment income excluding special items and EBITDA excluding special items. We provide information regarding our use of non-GAAP financial measures and reconciliations of historical non-GAAP financial measures presented in this press release to the most comparable measure reported in accordance with GAAP in the schedules to this press release. We present our earnings expectation for the upcoming quarter excluding special items as special items are difficult to predict and quantify and may reflect the effect of future events. We currently anticipate special items in the second quarter of 2022 to include accounting charges, fees, and expenses for paper-to-containerboard conversion related activities at the Jackson, AL mill. We do not currently expect any additional significant special items during the second quarter; however, additional special items may arise due to second quarter events.

PCA is the third largest producer of containerboard products and a leading producer of uncoated freesheet paper in North America. PCA operates eight mills and 90 corrugated products plants and related facilities.

Some of the statements in this press release are forward-looking statements. Forward-looking statements include statements about our future earnings and financial condition, the impact of the COVID-19 pandemic on our business, expected benefits from acquisitions and restructuring activities, our industry and our business strategy. Statements that contain words such as “will”, “should”, “anticipate”, “believe”, “expect”, “intend”, “estimate”, “hope” or similar expressions, are forward-looking statements. These forward-looking statements are based on the current expectations of PCA. Because forward-looking statements involve inherent risks and uncertainties, the plans, actions and actual results of PCA could differ materially. Among the factors that could cause plans, actions and results to differ materially from PCA’s current expectations include the following: the impact of the COVID-19 pandemic on the health of our employees and on the employees of our suppliers and customers, on our ability to operate our business, and on economic conditions affecting our business and demand for our products; the impact of general economic conditions; conditions in the paper and packaging industries, including competition, product demand and product pricing; fluctuations in wood fiber and recycled fiber costs; fluctuations in purchased energy costs; the possibility of unplanned outages or interruptions at our principal facilities; and legislative or regulatory requirements, particularly concerning environmental matters, as well as those identified under Item 1A. Risk Factors in PCA’s Annual Report on Form 10-K for the year ended December 31, 2021 filed with the Securities and Exchange Commission and available at the SEC’s website at “www.sec.gov”.

CONTACT:

Barbara Sessions

Packaging Corporation of America

INVESTOR RELATIONS: (877) 454-2509

PCA’s Website: www.packagingcorp.com

Conference Call Information:

WHAT:	Packaging Corporation of America’s 1st Quarter 2022 Earnings Conference Call
Conference ID: 2881874

WHEN:	Tuesday, April 26, 2022 at 9:00am Eastern Time

CALL-IN	(877) 370-2526 (U.S. and Canada) or (720) 634-2764 (International)
NUMBER:	Dial in by 8:45am Eastern Time

WEBCAST INFO:	http://www.packagingcorp.com

REBROADCAST DATES:	April 26, 2022 at 12:00pm Eastern Time through May 10, 2022 11:59pm Eastern Time

REBROADCAST NUMBERS:	(855) 859-2056 (U.S. and Canada) or (404) 537-3406 (International)
Passcode: 2881874

Packaging Corporation of America

Consolidated Earnings Results

Unaudited

(dollars in millions, except per-share data)

	Three Months Ended
	March 31,
	2022		2021
Net sales	$2,136.4		$1,807.2
Cost of sales	(1,603.2)	(1)	(1,403.5)	(2)
Gross profit	533.2		403.7
Selling, general, and administrative expenses	(161.1)		(145.0)	(2)
Other expense, net	(15.6)	(1)	(20.4)	(2)
Income from operations	356.5		238.3
Non-operating pension income	3.6		4.8
Interest expense, net	(19.8)		(23.5)
Income before taxes	340.3		219.6
Provision for income taxes	(86.1)		(53.1)
Net income	$254.2		$166.5

Earnings per share:
Basic	$2.71		$1.75
Diluted	$2.70		$1.75

Computation of diluted earnings per share under the two class method:
Net income	$254.2	$166.5
Less: Distributed and undistributed income available to participating securities	(2.0)	(1.3)
Net income attributable to PCA shareholders	$252.2	$165.2
Diluted weighted average shares outstanding	93.3	94.6
Diluted earnings per share	$2.70	$1.75

Supplemental financial information:
Capital spending	$226.4	$85.1
Cash, cash equivalents, and marketable debt securities	$778.4	$1,132.9

(1)
The three months ended March 31, 2022 include the following:

a.
$1.5 million of charges related to the announced discontinuation of production of uncoated freesheet paper grades on the No. 3 machine at the Jackson, Alabama mill associated with the permanent conversion of the machine to produce linerboard and other paper-to-containerboard conversion related activities. The costs were recorded in “Cost of sales” and “Other expense, net”, as appropriate.

b.
$0.6 million of charges consisting of closure costs related to corrugated products facilities and acquisition and integration costs related to the December 2021 Advance Packaging Corporation acquisition, which were recorded in "Cost of sales" and “Other expense, net”, as appropriate.

(2)
The three months ended March 31, 2021 include the following:

a.
$2.1 million of charges consisting of closure costs related to corrugated products facilities, which were recorded in "Other expense, net".

b.
$1.1 million of charges related to the announced discontinuation of production of uncoated freesheet paper grades on the No. 3 machine at the Jackson, Alabama mill associated with the permanent conversion of the machine to produce linerboard and other paper-to-containerboard conversion related activities. The costs were recorded in “Cost of sales”, “Selling, general, and administrative expenses”, and “Other expense, net”, as appropriate.

Packaging Corporation of America

Segment Information

Unaudited

(dollars in millions)

	Three Months Ended
	March 31,
	2022	2021
Segment sales
Packaging	$1,964.5	$1,623.6
Paper	153.5	164.6
Corporate and Other	18.4	19.0
	$2,136.4	$1,807.2

Segment income (loss)
Packaging	$362.2	$257.9
Paper	22.4	8.7
Corporate and Other	(28.1)	(28.3)
Income from operations	356.5	238.3
Non-operating pension income	3.6	4.8
Interest expense, net	(19.8)	(23.5)
Income before taxes	$340.3	$219.6

Segment income (loss) excluding special items (1)
Packaging	$363.0	$260.0
Paper	23.7	9.8
Corporate and Other	(28.1)	(28.3)
	$358.6	$241.5

EBITDA excluding special items (1)
Packaging	$463.9	$352.1
Paper	29.0	15.8
Corporate and Other	(25.7)	(26.1)
	$467.2	$341.8

____________

(1)
Segment income (loss) excluding special items, earnings before non-operating pension income, interest, income taxes, and depreciation, amortization, and depletion (EBITDA), and EBITDA excluding special items are non-GAAP financial measures. Management excludes special items as it believes these items are not necessarily reflective of the ongoing results of operations of our business. We present these measures because they provide a means to evaluate the performance of our segments and our company on an ongoing basis using the same measures that are used by our management, because these measures assist in providing a meaningful comparison between periods presented and because these measures are frequently used by investors and other interested parties in the evaluation of companies and the performance of their segments. The tables included in "Reconciliation of Non-GAAP Financial Measures" on the following pages reconcile the non-GAAP measures with the most directly comparable GAAP measures. Any analysis of non-GAAP financial measures should be done only in conjunction with results presented in accordance with GAAP. The non-GAAP measures are not intended to be substitutes for GAAP financial measures and should not be used as such.

Packaging Corporation of America

Reconciliation of Non-GAAP Financial Measures

Unaudited

(dollars in millions)

	Three Months Ended
	March 31,
	2022	2021
Packaging
Segment income	$362.2	$257.9
Acquisition-related, facilities closure and other costs	0.6	2.1
Jackson mill conversion-related activities	0.2	—
Segment income excluding special items (1)	$363.0	$260.0

Paper
Segment income	$22.4	$8.7
Jackson mill conversion-related activities	1.3	1.1
Segment income excluding special items (1)	$23.7	$9.8

Corporate and Other
Segment loss	$(28.1)	$(28.3)
Segment loss excluding special items (1)	$(28.1)	$(28.3)

Income from operations	$356.5	$238.3

Income from operations, excluding special items (1)	$358.6	$241.5

____________

(1)
See footnote (1) on page 2, for a discussion of non-GAAP financial measures.

Packaging Corporation of America

Reconciliation of Non-GAAP Financial Measures

Unaudited

(dollars in millions)

Net Income and EPS Excluding Special Items (1)

	Three Months Ended
	March 31,
	2022				2021
	Income before Taxes	Income Taxes	Net Income	Diluted EPS	Income before Taxes	Income Taxes	Net Income	Diluted EPS
As reported	$340.3	$(86.1)	$254.2	$2.70	$219.6	$(53.1)	$166.5	$1.75
Special items (2):
Jackson mill conversion-related activities	1.5	(0.4)	1.1	0.01	1.1	(0.3)	0.8	0.01
Acquisition-related, facilities closure and other costs	0.6	(0.2)	0.4	0.01	2.1	(0.5)	1.6	0.01
Total special items	2.1	(0.6)	1.5	0.02	3.2	(0.8)	2.4	0.02
Excluding special items	$342.4	$(86.7)	$255.7	$2.72	$222.8	$(53.9)	$168.9	$1.77

____________

(1)
Net income and earnings per share excluding special items are non-GAAP financial measures. Management excludes special items as it believes these items are not necessarily reflective of the ongoing results of operations of our business. We present these measures because they provide a means to evaluate the performance of our company on an ongoing basis using the same measures that are used by our management, because these measures assist in providing a meaningful comparison between periods presented and because these measures are frequently used by investors and other interested parties in the evaluation of companies and their performance. Any analysis of non-GAAP financial measures should be done only in conjunction with results presented in accordance with GAAP. The non-GAAP measures are not intended to be substitutes for GAAP financial measures and should not be used as such.
(2)
Pre-tax special items are tax-effected at a combined federal and state income tax rate in effect for the period the special items were recorded and this rate is adjusted for each subsequent quarter to be consistent with the estimated annual effective tax rate, in accordance with ASC 270, Interim Reporting, and ASC 740-270, Income Taxes – Intra Period Tax Allocation. For all periods presented, income taxes on pre-tax special items represent the current amount of tax. For more information related to these items, see the footnotes to the Consolidated Earnings Results on page 1.

Packaging Corporation of America

Reconciliation of Non-GAAP Financial Measures

Unaudited

(dollars in millions)

EBITDA and EBITDA Excluding Special Items (1)

EBITDA represents income before non-operating pension income, interest, income taxes, and depreciation, amortization, and depletion. The following table reconciles net income to EBITDA and EBITDA excluding special items:

	Three Months Ended
	March 31,
	2022	2021
Net income	$254.2	$166.5
Non-operating pension income	(3.6)	(4.8)
Interest expense, net	19.8	23.5
Provision for income taxes	86.1	53.1
Depreciation, amortization, and depletion	109.7	100.8
EBITDA (1)	$466.2	$339.1
Special items:
Acquisition-related, facilities closure and other costs	0.6	2.1
Jackson mill conversion-related activities	0.4	0.6
EBITDA excluding special items (1)	$467.2	$341.8

____________

(1)
See footnote (1) on page 2, for a discussion of non-GAAP financial measures.

Packaging Corporation of America

Reconciliation of Non-GAAP Financial Measures

Unaudited

(dollars in millions)

The following table reconciles segment income (loss) to EBITDA excluding special items:

	Three Months Ended
	March 31,
	2022	2021
Packaging
Segment income	$362.2	$257.9
Depreciation, amortization, and depletion	100.9	92.1
EBITDA (1)	463.1	350.0
Acquisition-related, facilities closure and other costs	0.6	2.1
Jackson mill conversion-related activities	0.2	—
EBITDA excluding special items (1)	$463.9	$352.1

Paper
Segment income	$22.4	$8.7
Depreciation, amortization, and depletion	6.4	6.5
EBITDA (1)	28.8	15.2
Jackson mill conversion-related activities	0.2	0.6
EBITDA excluding special items (1)	$29.0	$15.8

Corporate and Other
Segment loss	$(28.1)	$(28.3)
Depreciation, amortization, and depletion	2.4	2.2
EBITDA (1)	(25.7)	(26.1)
EBITDA excluding special items (1)	$(25.7)	$(26.1)

EBITDA excluding special items (1)	$467.2	$341.8

____________

(1)
See footnote (1) on page 2, for a discussion of non-GAAP financial measures.